EXHIBIT 99.1

AutoZone 2nd Quarter Same Store Sales Increase 15.2%; EPS Increases to $14.93

MEMPHIS, Tenn., March 02, 2021 (GLOBE NEWSWIRE) -- AutoZone, Inc. (NYSE: AZO) today reported net sales of $2.9 billion for its second quarter (12 weeks) ended February 13, 2021, an increase of 15.8% from the second quarter of fiscal 2020 (12 weeks). Domestic same store sales, or sales for stores open at least one year, increased 15.2% for the quarter.

For the quarter, gross profit, as a percentage of sales, was 53.6%, a decrease of 77 basis points versus the prior year. The decrease in gross margin was attributable to increased supply chain costs, pricing initiatives, accelerated loyalty program participation and a shift in mix. Operating expenses, as a percentage of sales, improved to 37.0% versus 38.1% for last year’s quarter, with leverage primarily due to higher sales volumes, offset by additional emergency time-off benefits and other pandemic-related expenses totaling approximately $40 million (137 basis points).

Operating profit increased 18.1% to $481.8 million. Net income for the quarter increased 15.6% over the same period last year to $345.9 million, while diluted earnings per share increased 20.5% to $14.93 per share from $12.39 per share in the year-ago quarter. The increase in net income was driven by strong topline growth.

AutoZone repurchased 752,004 shares of its common stock for $900 million during the second quarter, at an average price of $1,197 per share. At the end of the second quarter, the Company had $717.6 million remaining under its current share repurchase authorization.

The Company’s inventory increased 2.8% over the same period last year, driven by new stores and improved product assortment. Net inventory, defined as merchandise inventories less accounts payable, on a per store basis, was approximately negative $93 thousand versus negative $41 thousand last year and negative $99 thousand last quarter.

“This quarter, we were again able to deliver exceptionally strong same store sales and earnings growth, and many performance metrics remained at historically high levels. While our strong (DIY) sales have been aided by government stimulus and changes to consumer behavior as a result of the pandemic, our growth initiatives continue to deliver strong share gains with both DIY and Commercial customers. In Commercial, our business was up 15% this quarter as the investments we are making in pricing, service and assortment are strengthening our competitive position in this large, fragmented market. We intend to accelerate our Company’s historical growth rate as we increase our penetration in this market.

Our outstanding performance is also driven by the exceptional and heroic efforts of our AutoZoners, particularly those in our stores and distribution centers who have been there every day for our customers during these extraordinary times. We recently announced a financial incentive for our employees to receive the COVID-19 vaccine and we will continue to invest appropriately in a safe and productive work environment for our people,” said Bill Rhodes, Chairman, President and Chief Executive Officer.

During the quarter ended February 13, 2021, AutoZone opened 27 new stores in the U.S., seven in Mexico and one in Brazil. As of February 13, 2021, the Company had 5,951 stores in the U.S., 628 stores in Mexico, and 46 stores in Brazil for a total store count of 6,625.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the Americas. Each AutoZone store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, service stations and public sector accounts. We also have commercial programs in all stores in Mexico and Brazil. AutoZone also sells the ALLDATA brand diagnostic and repair software through www.alldata.com and www.alldatadiy.com. Additionally, we sell automotive hard parts, maintenance items, accessories and non-automotive products through www.autozone.com and our commercial customers can make purchases through www.autozonepro.com. We also provide product information on our Duralast branded products through www.duralastparts.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, March 2, 2021, beginning at 10:00 a.m. (EST) to discuss its second quarter results. This call is being web cast and can be accessed, along with supporting slides, at AutoZone’s website at www.autozone.com and clicking on Investor Relations. Investors may also listen to the call by dialing (210) 839-8923 and entering the participant passcode 9697984. In addition, a telephone replay will be available by dialing (203) 369-1211 through April 2, 2021, 11:59 pm (EST).

This release includes certain financial information not derived in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP measures include adjustments to reflect return on invested capital, adjusted debt and adjusted debit to EBITDAR. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company’s comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company’s capital structure in order to maintain its investment grade credit ratings. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this additional information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically use words such as “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “seek,” “may,” “could,” and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: product demand; energy prices; weather; competition; credit market conditions; cash flows; access to available and feasible financing; future stock repurchases; the impact of recessionary conditions; consumer debt levels; changes in laws or regulations; risks associated with self-insurance; war and the prospect of war, including terrorist activity; the impact of public health issues, such as the ongoing global pandemic of a novel strain of the coronavirus (“COVID-19”); inflation; the ability to hire, train and retain qualified employees; construction delays; the compromising of confidentiality, availability or integrity of information, including cyber-attacks; historic growth rate sustainability; downgrade of our credit ratings; damages to our reputation; challenges in international markets; failure or interruption of our information technology systems; origin and raw material costs of suppliers; disruption in our supply chain, due to public health epidemics or otherwise; impact of tariffs; anticipated impact of new accounting standards; and business interruptions. Certain of these risks and uncertainties are discussed in more detail in the “Risk Factors” section contained in Item 1A under Part 1 of the Company’s Annual Report on Form 10-K for the year ended August 29, 2020, and these Risk Factors should be read carefully. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by such forward-looking statements, and events described above and in the “Risk Factors” could materially and adversely affect our business. However, it should be understood that it is not possible to identify or predict all such risks and other factors that could affect these forward-looking statements. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:
Financial: Brian Campbell at (901) 495-7005, brian.campbell@autozone.com
Media: David McKinney at (901) 495-7951, david.mckinney@autozone.com

AutoZone's 2nd Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations
2nd Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	12 Weeks Ended	12 Weeks Ended
	February 13, 2021(2)	February 15, 2020

Net sales	$2,910,818	$2,513,663
Cost of sales	1,351,435	1,147,600
Gross profit	1,559,383	1,366,063
Operating, SG&A expenses	1,077,616	958,125
Operating profit (EBIT)	481,767	407,938
Interest expense, net	46,012	44,335
Income before taxes	435,755	363,603
Income taxes(1)	89,809	64,321
Net income	$345,946	$299,282
Net income per share:
Basic	$15.27	$12.70
Diluted	$14.93	$12.39
Weighted average shares outstanding:
Basic	22,648	23,570
Diluted	23,168	24,160

(1)The twelve weeks ended February 13, 2021 and the comparable prior year period include $11.6M and $15.0M in tax benefits from stock option exercises, respectively

(2)The twelve weeks ended February 13, 2021 was negatively impacted by charges for Emergency Time-Off benefits and other Pandemic related expenses in response to COVID-19, approximately $40M (pre-tax)

Year-To-Date 2nd Quarter, FY2021
(in thousands, except per share data)
	GAAP Results
	24 Weeks Ended	24 Weeks Ended
	February 13, 2021(2)	February 15, 2020

Net sales	$6,065,078	$5,306,700
Cost of sales	2,830,078	2,439,569
Gross profit	3,235,000	2,867,131
Operating, SG&A expenses	2,138,008	1,959,170
Operating profit (EBIT)	1,096,992	907,961
Interest expense, net	92,191	88,078
Income before taxes	1,004,801	819,883
Income taxes(1)	216,422	170,263
Net income	$788,379	$649,620
Net income per share:
Basic	$34.37	$27.38
Diluted	$33.59	$26.70
Weighted average shares outstanding:
Basic	22,935	23,722
Diluted	23,473	24,326

(1)The twenty-four weeks ended February 13, 2021 and the comparable prior year period include $19.2M and $16.5M in tax benefits from stock option exercises, respectively

(2)The twenty-four weeks ended February 13, 2021 was negatively impacted by charges for Emergency Time-Off benefits and other Pandemic related expenses in response to COVID-19, approximately $45M (pre-tax)

Selected Balance Sheet Information
(in thousands)
	February 13, 2021	February 15, 2020	August 29, 2020
Cash and cash equivalents	$1,026,164	$152,970	$1,750,815
Merchandise inventories	4,736,826	4,606,211	4,473,282
Current assets	6,326,845	5,300,547	6,811,872
Property and equipment, net	4,627,993	4,476,426	4,509,221
Operating lease right-of-use assets	2,660,667	2,579,217	2,581,677
Total assets	14,159,993	12,863,749	14,423,872
Accounts payable	5,351,096	4,869,914	5,156,324
Current liabilities	6,554,271	5,779,560	6,283,091
Operating lease liabilities, less current portion	2,566,974	2,494,840	2,501,560
Total debt	5,516,396	5,451,471	5,513,371
Stockholders' deficit	(1,523,573)	(1,711,119)	(877,977)
Working capital	(227,426)	(479,013)	528,781

AutoZone's 2nd Quarter Highlights - Fiscal 2021

Condensed Consolidated Statements of Operations

Adjusted Debt / EBITDAR
(in thousands, except adjusted debt to EBITDAR ratio)		Trailing 4 Quarters
		February 13, 2021	February 15, 2020
Net income		$1,871,731	$1,620,797
Add: Interest expense		205,278	192,513
Income tax expense		529,701	422,949
EBIT		2,606,710	2,236,259

Add: Depreciation and amortization		401,073	384,147
Rent expense(1)		335,969	339,117
Share-based expense		46,906	43,804
EBITDAR		$3,390,658	$3,003,327

Debt(2)		$4,684,979	$5,451,471
Financing lease liabilities		225,411	196,047
Add: rent x 6(1)		2,015,814	2,034,702
Adjusted debt		$6,926,204	$7,682,220

Adjusted debt to EBITDAR		2.0	2.6

Adjusted Return on Invested Capital (ROIC)
(in thousands, except ROIC)
		Trailing 4 Quarters
		February 13, 2021	February 15, 2020
Net income		$1,871,731	$1,620,797
Adjustments:
Interest expense		205,278	192,513
Rent expense(1)		335,969	339,117
Tax effect(3)		(119,616)	(110,048)
Adjusted after-tax return		$2,293,362	$2,042,379

Average debt(4)(5)		$4,648,593	$5,241,651
Average stockholders' deficit(5)		(1,354,477)	(1,676,987)
Add: Rent x 6(1)		2,015,814	2,034,702
Average financing lease liabilities(5)		220,550	178,416
Invested capital		$5,530,480	$5,777,782

Adjusted After-Tax ROIC		41.5%	35.3%

(1) The table below outlines the calculation of rent expense and reconciles rent expense to total lease cost, per ASC 842, the most directly comparable GAAP financial measure, for the trailing four quarters ended February 13, 2021 and February 15, 2020 (in thousands):

Total lease cost, per ASC 842, for the trailing four quarters ended February 13, 2021			$418,100
Less:	Financing lease interest and amortization		(55,880)
Less:	Variable operating lease components, related to insurance and common area maintenance		(26,251)

Rent expense for the trailing four quarters ended February 13, 2021			$335,969

Total lease cost, per ASC 842, for the 24 weeks ended February 15, 2020			$190,390
Less:	Financing lease interest and amortization		(28,195)
Less:	Variable operating lease components, related to insurance and common area maintenance		(11,444)

Rent expense for the 24 weeks ended February 15, 2020			$150,751
Add:	Rent expense for the 29 weeks ended August 31, 2019 as previously reported prior to the adoption of ASC 842		188,366

Rent expense for the trailing four quarters ended February 15, 2020			$339,117

(2)The Company ended Q2 FY21 with excess cash of $831.4M. Debt is presented net of excess cash
(3) Effective tax rate over trailing four quarters ended February 13, 2021 and February 15, 2020 is 22.1% and 20.7%, respectively
(4)Average debt for the trailing four quarters ended February 13, 2021 is presented net of average excess cash of $834.3M
(5)All averages are computed based on trailing 5 quarter balances

Other Selected Financial Information
(in thousands)
		February 13, 2021	February 15, 2020
Cumulative share repurchases ($ since fiscal 1998)		$23,932,433	$22,188,053
Remaining share repurchase authorization ($)		717,567	961,947

Cumulative share repurchases (shares since fiscal 1998)		149,033	147,540

Shares outstanding, end of quarter		22,183	23,488

		12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
		February 13, 2021	February 15, 2020	February 13, 2021	February 15, 2020

Depreciation and amortization		$94,476	$90,671	$184,027	$180,420

Capital spending		125,608	89,156	238,644	190,563

AutoZone's 2nd Quarter Highlights - Fiscal 2021
Selected Operating Highlights
Condensed Consolidated Statements of Operations

Store Count & Square Footage

12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
February 13, 2021	February 15, 2020	February 13, 2021	February 15, 2020
Domestic:
Beginning stores	5,924	5,790	5,885	5,772
Stores opened	27	25	66	43
Ending domestic stores	5,951	5,815	5,951	5,815

Relocated stores	1	-	5	-

Stores with commercial programs	5,088	4,942	5,088	4,942

Square footage (in thousands)	39,003	38,077	39,003	38,077

Mexico:
Beginning stores	621	606	621	604
Stores opened	7	2	7	4
Ending Mexico stores	628	608	628	608

Brazil:
Beginning stores	45	37	43	35
Stores opened	1	1	3	3
Ending Brazil stores	46	38	46	38

Total	6,625	6,461	6,625	6,461

Square footage (in thousands)	44,021	42,885	44,021	42,885
Square footage per store	6,645	6,638	6,645	6,638

Sales Statistics
($ in thousands, except sales per average square foot)
12 Weeks Ended	12 Weeks Ended	Trailing 4 Quarters	Trailing 4 Quarters(1)
Total AutoZone Stores (Domestic, Mexico and Brazil)	February 13, 2021	February 15, 2020	February 13, 2021	February 15, 2020
Sales per average store	$433	$382	$2,011	$1,867
Sales per average square foot	$65	$58	$303	$282

Total Auto Parts (Domestic, Mexico and Brazil)
Total auto parts sales	$2,859,698	$2,464,988	$13,158,997	$11,857,188
% Increase vs. LY	16.0%	2.6%	11.0%	6.8%

Domestic Commercial
Total domestic commercial sales	$638,913	$556,924	$2,883,615	$2,679,732
% Increase vs. LY	14.7%	8.2%	7.6%	15.1%

Average sales per program per week	$10.5	$9.4	$11.1	$10.4
% Increase vs. LY	11.7%	4.4%	6.7%	9.5%

All Other, including ALLDATA
All other sales	$51,120	$48,675	$231,348	$220,953
% Increase vs. LY	5.0%	2.0%	4.7%	7.7%

(1) Fiscal 2019 results include an additional week of sales of approximately $234.5M for Total Auto Parts, $51.3M for Domestic Commercial and $4.1M for All Other. Sales per average store and sales per average square foot benefited from the additional week by $37K and $6K, respectively

12 Weeks Ended	12 Weeks Ended	24 Weeks Ended	24 Weeks Ended
February 13, 2021	February 15, 2020	February 13, 2021	February 15, 2020
Domestic same store sales	15.2%	(0.8%)	13.6%	1.4%

Inventory Statistics (Total Stores)
as of	as of
February 13, 2021	February 15, 2020
Accounts payable/inventory	113.0%	105.7%

($ in thousands)
Inventory	$4,736,826	$4,606,211
Inventory per store	715	713
Net inventory (net of payables)	(614,270)	(263,703)
Net inventory / per store	(93)	(41)

Trailing 5 Quarters
February 13, 2021	February 15, 2020
Inventory turns	1.4	x	1.3	x